             Exhibit 28(h)(22) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EXHIBIT A
To the Financial Administration and Accounting Services Agreement
(revised as of 9/1/10)
Capital Preservation Fund
Edward Jones Money Market Fund
Federated Adjustable Rate Securities Fund
Federated Enhanced Treasury Income Fund
Federated Equity Income Fund, Inc.
Federated GNMA Trust
Federated Government Income Securities, Inc.
Federated High Income Bond Fund, Inc.
Federated High Yield Trust
Federated Income Trust
Federated Intermediate Government Fund, Inc.
Federated Municipal Securities Fund, Inc.
Federated Premier Intermediate Municipal Income Fund
Federated Premier Municipal Income Fund
Federated Short-Intermediate Duration Municipal Trust
Federated Stock and Bond Fund
Federated Total Return Government Bond Fund
Federated U.S. Government Securities Fund:  1-3 Years
Federated U.S. Government Securities Fund:  2-5 Years
Federated U.S. Government Bond Fund
Cash Trust Series, Inc.:
Federated Government Cash Series
Federated Municipal Cash Series
Federated Prime Cash Series
Federated Treasury Cash Series
Cash Trust Series II:
Federated Treasury Cash Series II
Federated Core Trust:
Federated Bank Loan Core Fund
Federated Duration Plus Core Fund
Federated Inflation-Protected Securities Core Fund
Federated Mortgage Core Portfolio
High Yield Bond Portfolio
Federated Core Trust II, L.P.
Emerging Markets Fixed Income Core Fund
Market Plus Core Fund
Federated Core Trust III
Federated Project and Trade Finance Core Fund
Federated Equity Funds:
Federated Capital Appreciation Fund
Federated Clover Small Value Fund
Federated Clover Value Fund
Federated InterContinental Fund
Federated International Strategic Value Dividend Fund
Federated Kaufmann Fund
Federated Kaufmann Large Cap Fund
Federated Kaufmann Small Cap Fund
Federated Mid-Cap Growth Strategies Fund
Federated Prudent Bear Fund
Federated Strategic Value Dividend Fund
Federated Fixed Income Securities, Inc.:
Federated Municipal Ultrashort Fund
Federated Strategic Income Fund
Federated Income Securities Trust:
Federated Capital Income Fund
Federated Floating Rate Strategic Income Fund
Federated Fund for US Government Securities
Federated Intermediate Corporate Bond Fund
Federated Muni and Stock Advantage Fund
Federated Prudent DollarBear Fund
Federated Real Return Bond Fund
Federated Short-Term Income Fund
Federated Index Trust:
Federated Max-Cap Index Fund
Federated Mid-Cap Index Fund
Federated Institutional Trust:
Federated Government Ultrashort Duration Fund
Federated Institutional High Yield Bond Fund
Federated Intermediate Government/Corporate Fund
Federated Insurance Series:
Federated Capital Appreciation Fund II
Federated Capital Income Fund II
Federated Fund for U.S. Government Securities II
Federated High Income Bond Fund II
Federated Kaufmann Fund II
Federated Prime Money Fund II
Federated Quality Bond Fund II
Federated International Series Inc.:*
Federated International Bond Fund
Federated Investment Series Funds, Inc.:
Federated Bond Fund
Federated Managed Allocation Portfolios:
Federated Balanced Allocation Fund
Federated Managed Pool Series:
Federated Corporate Bond Strategy Portfolio
Federated High-Yield Strategy Portfolio
Federated International Bond Strategy Portfolio
Federated Mortgage Strategy Portfolio
Federated MDT Series:
Federated MDT All Cap Core Fund
Federated MDT Balanced Fund
Federated MDT Large Cap Growth Fund
Federated MDT Small Cap Core Fund
Federated MDT Small Cap Growth Fund
Federated Total Return Series, Inc.:
Federated Mortgage Fund
Federated Total Return Bond Fund
Federated Ultrashort Bond Fund
Federated World Investment Series, Inc.:*
Federated International High Income Fund
Federated International Leaders Fund
Federated International Small-Mid Company Fund
Intermediate Municipal Trust:
Federated Intermediate Municipal Trust
Money Market Obligations Trust:
Federated Alabama Municipal Cash Trust
Federated Arizona Municipal Cash Trust
Federated Automated Cash Management Trust
Federated Automated Government Money Trust
Federated California Municipal Cash Trust
Federated Connecticut Municipal Cash Trust
Federated Florida Municipal Cash Trust
Federated Georgia Municipal Cash Trust
Federated Government Obligations Fund
Federated Liberty U.S. Government Money Market Trust
Federated Maryland Municipal Cash Trust
Federated Massachusetts Municipal Cash Trust
Federated Master Trust
Federated Michigan Municipal Cash Trust
Federated Minnesota Municipal Cash Trust
Federated Money Market Management
Federated Municipal Obligations Fund
Federated New Jersey Municipal Cash Trust
Federated New York Municipal Cash Trust
Federated North Carolina Municipal Cash Trust
Federated Ohio Municipal Cash Trust
Federated Pennsylvania Municipal Cash Trust
Federated Prime Cash Obligations Fund
Federated Prime Management Obligations Fund
Federated Prime Obligations Fund
Federated Prime Value Obligations Fund
Federated Tax-Free Obligations Fund
Federated Tax-Free Trust
Federated Treasury Obligations Fund
Federated Trust for U.S. Treasury Obligations
Federated Virginia Municipal Cash Trust
Tax-Free Money Market Fund